UNITES STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2007
Medtronic, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota (State or other jurisdiction of incorporation)	1-7707 (Commission File Number)	41-0793183 (IRS Employer Identification No.)

710 Medtronic Parkway Minneapolis, Minnesota		55432
(Address of principal executive offices)		(Zip Code)
(763) 514-4000
(Registrant’s telephone number, including area code):
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
SIGNATURES
EXHIBIT INDEX
Press Release

Item 5.02 (d)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On January 18, 2007, the Board of Directors of Medtronic, Inc. (the “Company”) elected James T. Lenehan as a director of the Company, effective immediately. Mr. Lenehan is designated as a Class III director and will stand for election by shareholders at the Company’s 2007 Annual Meeting. Mr. Lenehan was also appointed to the Corporate Governance Committee and the Technology and Quality Committee of the Board of Directors. A press release announcing Mr. Lenehan’s appointment was issued on January 18, 2007 and is attached hereto as Exhibit 99.1.
In connection with his election to the board, Mr. Lenehan received a one-time initial stock option grant for 2,586 shares of our common stock at an exercise price of $54.14 per share, which is equal to the closing price of the Company’s common stock on January 18, 2007, the date of grant. These options expire at the earlier of the tenth anniversary of the grant date or five years after Mr. Lenehan ceases to be a Company director. In addition, Mr. Lenehan will also receive our standard director compensation for 2006-2007 plan year (September 1, 2006 to August 31, 2007) including:
•	an annual retainer in the amount of $70,000 (which will be prorated based on the number of meetings remaining in the 2006-2007 plan year and the number of those meetings that Mr. Lenehan attends);

•	an annual stock option grant for 801 shares of our common stock at an exercise price of $54.14 per share, which is equal to the closing price of the Company’s common stock on January 18, 2007, the date of grant (which grant has been prorated to reflect the number of days remaining in the 2006-2007 plan year); and

•	on the last day of the plan year, annual deferred stock units (each representing the right to receive one share of the Company’s common stock) equal to the amount of the annual retainer earned divided by the average closing price of a share of our common stock for the last 20 trading days during the plan year.
      Since the beginning of the Company’s fiscal year ended April 28, 2006, neither Mr. Lenehan nor any of immediate family member of Mr. Lenehan has been a party to any transaction or curently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC, INC.
By /s/ Terrance Carlson
Date: January 22, 2007	Terrance Carlson
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX
Medtronic, Inc.
Form 8-K Current Report

Exhibit Number	Description
99.1	Press release dated January 18, 2007